UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On March 10, 2011, the Compensation Committee (Compensation Committee) of the Board of Directors of the Company approved the 2011 Executive Incentive Compensation Plan (2011 Plan), in which the Company’s executive officers (Executive Officers), including the Company’s named executive officers (NEOs), will participate. The 2011 Plan includes performance metrics for the Executive Officers based on the following measures at the Company level and, if applicable for a particular Executive Officer, business group level: revenue; contract bookings; and earnings before interest and taxes. The 2011 Plan provides for target incentive payment amounts for the Executive Officers ranging from 45% to 130% of each of the Executive Officer’s respective 2011 base salaries. Based on actual results in 2011, the potential payouts under the 2011 Plan may range from 0% to about 228% of the Executive Officers’ respective 2011 base salaries. A copy of the 2011 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The Compensation Committee also confirmed its intention to continue to consider discretionary incentive compensation for 2011 for the Executive Officers, outside of the 2011 Plan.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	ManTech International Corporation 2011 Executive Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: March 15, 2011	By:	/s/ Michael R. Putnam
Michael R. Putnam
Senior Vice President – Corporate & Regulatory Affairs